UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

CELGENE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16132	22-2711928
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

86 Morris Avenue, Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 673-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO AN AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT

On June 18, 2008, the stockholders of Celgene Corporation (the “Company”) approved an amendment and restatement of the Company’s 1998 Stock Incentive Plan (the “Plan” and, as amended and restated, the “Amended and Restated Plan”) to, among other things:

(i)	adopt the aggregate share reserve of 52,372,191 shares of the Company’s common stock (“Common Stock”) (which number reflects 30,372,191 shares of Common Stock underlying outstanding awards granted under the Plan as of March 19, 2008 (which number has been reduced to 26,474,002 shares as of June 17, 2008), approximately 11,844,865 shares of Common Stock that would have expired had the Plan not been amended and restated, and an additional 10,155,135 shares of Common Stock);

(ii)	extend the term of the Plan through April 16, 2018;

(iii)	authorize the grants of stock-based awards other than stock options (including restricted stock units) under the Plan; and

(iv)	rename the Plan as “Celgene Corporation 2008 Stock Incentive Plan.”

The foregoing summary of the Amended and Restated Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amended and Restated Plan, which is attached as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1 – Celgene Corporation 2008 Stock Incentive Plan (formerly known as Celgene Corporation 1998 Stock Incentive Plan)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELGENE CORPORATION

Date: June 24, 2008	By:	/s/ David W. Gryska

Name: David W. Gryska
Title: Senior Vice President and Chief Financial Officer